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                                                                    Exhibit 23.1








Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the inclusion of our report dated January 21, 2003 in this 10-K/A and to the incorporation by reference of such report in the Company's previously filed Registration Statement on Form S-3 (File No. 333-24281) and Registration Statement on Form S-8 (File No. 333-24269) and Registration Statement on Form S-8 (File No. 333-42016). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.


VITALE, CATURANO & COMPANY, P.C.

January 30, 2003
Boston, Massachusetts